Exhibit 99.1

Sharon AI Completes US$100m Convertible Note Capital Raising

New York, USA – December 22, 2025 – SharonAI Holdings Inc. and its subsidiaries (“Sharon AI”), Australia’s leading Neocloud (SHAZ:OTC Markets, SHAZW:OTC Markets), announces the completion of an at least US$100m capital raising in the form of a Convertible Note, as of the close of business on Friday, the 19th of December, 2025. Both new and existing institutional investors and strategic corporates participated, with Canaccord Genuity Australia appointed as the sole lead manager.

The net proceeds from the capital raising are expected to be primarily used to accelerate the deployment of high density computing power in the form of NVIDIA GPUs, including B200’s, B300’s and GB300’s. The visibility of both the acquisition and deployment of this compute is expected to accelerate Sharon AI’s ability to engage with additional potential customers.

Sharon AI Chairman and Co-Founder, James Manning, said “This funding is expected to accelerate the deployment of high-density compute infrastructure, strengthen our partnerships with NEXTDC and all of our ecosystem partners, and drive revenue growth across the Asia-Pacific region as we build Australia's leading sovereign Neocloud platform.”

On November 4th, Sharon AI announced it had signed an agreement with NEXTDC to materially expand its data center footprint, with up to 50MW of additional capacity across NEXTDC’s Australian and Asia-Pacific data center network. Similarly, the visiblity over the acquisition and deployment of GPU compute infrastructure firms up Sharon AI’s ability to formally lease additional capacity with NEXTDC.

Sharon AI looks forward to placing this new compute order, strengthening further our relationship with our growing partner network which in addition to the above also includes Cisco, Megaport, Lenovo, VAST Data and World Wide Technology.

Sharon AI continues to engage with a wide variety of existing and potential customers across the Asia-Pacific region and endeavours to provide high density compute solutions to meet their current and future, needs.

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Contacts

Sharon AI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

About SHARON AI

SharonAI Holdings Inc. (“SHARON AI”) and its subsidiaries, Australia’s leading Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward Looking Statements:

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding SHARON AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Use of proceeds;

●	Acceleration of the deployment of assets;

●	Acceleration of Sharon AI’s ability to engage with additional potential customers;

●	Expansion of Sharon AI’s data center footprint

●	The firming of Sharon AI’s ability to formally lease additional capacity; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-4 filed with the SEC on October 21, 2025, as amended. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and SHARON AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.